STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data )	Three months ended March 31, 2007	Three months ended March 31, 2006
REVENUES
ROOM REVENUE	$55,485	$48,906
OTHER REVENUE	4,694	4,180

TOTAL REVENUES	$60,179	$53,086

EXPENSES
DIRECT OPERATING EXPENSE	$14,827	$14,062
OTHER HOTEL OPERATING EXPENSES	22,781	20,346
GENERAL AND ADMINISTRATIVE	1,380	967
DEPRECIATION	6,762	6,020
INTEREST, NET	648	707

TOTAL EXPENSES	$46,398	$42,102

NET INCOME	$13,781	$10,984

NET INCOME PER SHARE	$0.15	$0.13

FUNDS FROM OPERATIONS (A)
NET INCOME	$13,781	$10,984

DEPRECIATION OF REAL ESTATE OWNED	6,550	5,808

FUNDS FROM OPERATIONS	$20,331	$16,792

FFO PER SHARE	$0.23	$0.19

WEIGHTED-AVERAGE SHARES OUTSTANDING	89,346	86,401

OPERATING STATISTICS
OCCUPANCY	72%	72%
AVERAGE DAILY RATE	$110	$101
REVPAR	$79	$73
DIVIDENDS PER SHARE	$0.22	$0.22

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	March 31, 2007	December 31, 2006
ASSETS
INVESTMENT IN REAL ESTATE – NET	$830,656	$836,906
CASH AND CASH EQUIVALENTS	13,319	26,160
OTHER ASSETS	30,114	23,773

TOTAL ASSETS	$874,089	$886,839

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE	$53,162	$53,660
OTHER LIABILITIES	4,074	7,133

TOTAL LIABILITIES	57,236	60,793
TOTAL SHAREHOLDERS’ EQUITY	816,853	826,046

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$874,089	$886,839

(a) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO in not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2007 and the results of operations for the interim period ended March 31, 2007. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2006 Annual Report.

APPLE REIT SIX

Portfolio of hotels

ALABAMA	Birmingham, Dothan (2), Huntsville (2), Montgomery, Tuscaloosa (2)

ALASKA	Anchorage (3)

ARIZONA	Phoenix, Tempe (2)

CALIFORNIA	Arcadia (2), Bakersfield, Folsom, Foothill Ranch, Lake Forest, Milpitas, Roseville, South San Francisco

COLORADO	Boulder, Glendale, Lakewood

CONNECTICUT	Farmington, Rocky Hill, Wallingford

FLORIDA	Clearwater, Lake Mary, Lakeland, Orange Park, Panama City, Pensacola (3), Tallahassee

GEORGIA	Albany, Columbus, Savannah, Valdosta

NEW JERSEY	Mt. Olive, Somerset

NEW YORK	Saratoga Springs

OREGON	Portland, Hillsboro (3)

PENNSYLVANIA	Pittsburgh

SOUTH CAROLINA	Myrtle Beach

TENNESSEE	Nashville

TEXAS	Arlington (2), Dallas, Fort Worth (3), Laredo (2), Las Colinas, McAllen

VIRGINIA	Fredericksburg

WASHINGTON	Mukilteo, Kent, Redmond, Renton

GLADE M. KNIGHT

DEAR SHAREHOLDER

The 67 select-service, extended-stay and full-service Marriott®- and Hilton®-branded hotels that comprise the Apple REIT Six, Inc. portfolio reported strong performance during the first quarter of 2007. I am delighted to share with you the results of our ongoing operations as well as the industry outlook for the remainder of the year.

According to a recent study by Smith Travel Research, the leading provider of travel industry data, domestic hotels experienced a dramatic increase in their average daily rates and only slight occupancy declines for the first quarter of this year as compared to the same period last year. The Apple REIT Six portfolio experienced similar trends for the three-month period ending March 31, 2007. Our hotels achieved average daily rates (ADR) of $110, an impressive nine percent increase over ADR for the same period in 2006. Occupancy levels for the first quarter remained strong year over year at 72 percent. The growth in ADR drove our revenue per available room (RevPAR) for the first quarter of this year to $79.

I am happy to report that Marriott International, Inc. was named by Fortune magazine as the most admired company in the lodging industry, for the eighth consecutive year. This honor is the result of an in-depth poll of more than 10,000 business executives, directors and securities analysts who judged companies based on innovativeness, employee talent, use of corporate assets, social responsibility, quality of management, financial soundness, long-term investment and quality of products and/or services. Additionally, Entrepreneur magazine recently selected the Hilton Garden Inn® as the leading mid-price hotel value. Participants in the magazine’s 2007 Business Travel Awards selected the brand based on its ability to consistently meet the needs of business travelers and provide an affordable option for luxurious accommodations. As part of our ongoing initiative to provide you with maximum value, it is clear that we have aligned ourselves with some of the nation’s leading hotel chains.

Our funds from operations (FFO) reached $ 20.3 million, or $ 0.23 per share, for the first quarter of 2007. FFO for the same period last year was $ 16.8 million, or $ 0.19 per share. We provided an eight percent annual return on your investment, based on an $ 11 share price, paying a dividend of $ 0.22 per share.

Based on industry trends and the performance of our markets, the outlook for 2007 is optimistic. I look forward to sharing our continued progress with you. Thank you for investing with us!

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels and other income-producing real estate. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn and Suites® brands. Our focus is to own high-quality real estate that generates attractive returns for our shareholders. The portfolio consists of 67 hotels, containing a total of 7,750 guestrooms in 17 states.

CORPORATE HEADQUARTERS

814 East Main Street
Richmond, VA 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitsix.com

INVESTOR INFORMATION

For additional information, please contact:
Kelly Clarke, *Director, Investor Services*
804-727-6321 or KClarke@applereit.com

COVER: COURTYARD • LAKE MARY, FL
SHAREHOLDER LETTER:
HILTON GARDEN INN • BAKERSFIELD, CA

The trademarks contained herein are registered trademarks. Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott® and Marriott® are registered trademarks of Marriott International, Inc.

Hampton Inn®, Hampton Inn and Suites®, Hilton Garden Inn® and Homewood Suites by Hilton® are registered trademarks of Hilton Hotels Corporation.

Apple REIT Six